Certain identified information has been omitted from this document because it is not material and would be competitively harmful if publicly disclosed, and has been marked with “[***]” to indicate where omissions have been made.

Exhibit 10.1

Execution Draft

LML 2018 wAREHOUSE spv, LLC 3500 Deer Creek Palo Alto, CA 94304

June 14, 2019

Lenders under the Loan Agreement

referred to below

Ladies and Gentlemen:

Reference is made to the Loan and Security Agreement, dated as of December 27, 2018 (as amended, restated or otherwise modified prior to the date hereof, the “Loan Agreement”; capitalized terms used but not defined herein have the meanings assigned thereto in the Loan Agreement), among LML 2018 Warehouse SPV, LLC (the “Borrower”), as borrower, Tesla Finance LLC, Deutsche Bank Trust Company Americas, as paying agent, Deutsche Bank AG, New York Branch, as administrative agent, the lenders parties thereto from time to time and the agents parties thereto from time to time.

1.Single Month Maturity Limit.

Due to strong demand at the end of fourth quarter 2018 which resulted in a high number of leases in December 2018, on the next date of deterimation, the aggregate Base Residual Value of all Warehouse SUBI Leases that are Eligible Leases scheduled to reach their Lease Maturity Date in any one (1) month will be greater than [***]. The Borrower anticipates that the Lease Maturity Dates of the portfolio will naturally rebalance with lease sales through July 31, 2019.

2.Consent.

The Borrowers hereby request that the Group Agents, on behalf of the Lenders of their Group, consent to modify the Single Month Maturity Limit to be [***] for dates of determination where the last day of the Settlement Period immediately preceding such dates or the related Cut-Off Date, as applicable (such applicable last day or Cut-Off Date, the “Measurement Date”), is on or before June 30, 2019.

For Measurement Dates after June 30, 2019, the Single Month Maturity Limit shall revert back to [***].

Please indicate your consent to the foregoing by countersigning this letter. The foregoing consent and agreement shall become effective (the date of such effectiveness, the “Consent Effective Date”) upon receipt by the Borrower of this letter countersigned by the Required Supermajority Group Agents.

3.Representations and Warranties.

The Borrower hereby confirms that each of the representations and warranties made by it in the Loan Agreement is true and correct in all material respects on and as of the date hereof (it being understood and agreed that (x) any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date and (y) any representation or warranty that is qualified by “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects). The Borrower represents and warrants that, as of the date hereof, no Default or Event of Default has occurred and is continuing and no Default or Event of Default will result after giving effect to the occurrence of the Consent Effective Date.

4.Miscellaneous.

Except as expressly set forth herein, this letter shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of any Lender or Agent under the Loan Agreement or any other Transaction Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Loan Agreement or any other Transaction Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Loan Agreement or any other Transaction Document in similar or different circumstances.

This letter agreement shall constitute a Transaction Document for purposes of the Loan Agreement and the Transaction Documents. This letter agreement and the rights and obligations of the parties hereto shall be governed by, and construed in accordance with, the laws of the State of New York.

This letter agreement may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. This letter agreement may be delivered by facsimile or other electronic transmission of the relevant signature pages hereof.

Very truly yours,

LML 2018 WAREHOUSE SPV, LLC

By:	/s/ Yaron Klein
Name: Yaron Klein
Title: Treasurer

[Signature Page- Letter]

Consented and agreed to as of
the date first above written:

Deutsche Bank AG, New York Branch,

as Administrative Agent, as Group Agent

By:	/s/ Kevin Fagan
Name:Kevin Fagan
Title:Vice President

By:	/s/ Katherine Bologna
Name:Katherine Bologna
Title:Managing Director

[Signature Page- Letter]

Consented and agreed to as of
the date first above written:

CITIBANK, N.A., as a Group Agent

By:	/s/ Brian Chin
Name:Brian Chin
Title:Vice President

[Signature Page- Letter]

Consented and agreed to as of
the date first above written:

ROYAL BANK OF CANADA, as a Group Agent

By:	/s/ Angela Nimoh-Etsiakoh
Name:Angela Nimoh-Etsiakoh
Title:Authorized Signatory

[Signature Page- Letter]

Consented and agreed to as of
the date first above written:

CREDIT SUISSE AG, NEW YORK BRANCH, as a Group Agent

By:	/s/ Patrick Duggan	/s/ Jeffrey Traola
	Name:Patrick Duggan	Name:Jeffrey Traola
	Title:Vice President	Title:Director

[Signature Page- Letter]

Consented and agreed to as of
the date first above written:

BARCLAYS BANK PLC, as a Group Agent

By:	/s/ John McCarthy
Name:John McCarthy
Title:Director

[Signature Page- Letter]